SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT (the or this "Sublease Agreement") is made and entered into as of this 1 day of September, 2003 (the "Effective Date"), by and between ORTHO DEVELOPMENT CORPORATION, a Utah corporation ("ORTHO") ("Sublessor" or "Tenant"), and Flexpoint Holdings L.L.C., a Utah company ("Sublessee").

    RECITALS:

    A. Sublessor is the tenant under that certain Commercial Lease, dated September 14, 1994, as amended by that certain Lease Extension Agreement, dated as of September 29, 1999, together with all exhibits and addenda attached thereto (collectively, the "Master Lease Agreement"), pursuant to which Cheyenne Concrete Company, a Nevada Corporation ("Lessor" or "Landlord"), leased to Sublessor approximately 4,300 square feet of office and storage space and approximately 7,200 square feet of warehouse space (the "Premises") in Building One of the Draper Business Park (the "Building"), located at 106 West 12200 South, Draper, Utah 84020.

    B. Subject to the terms and conditions of this Agreement, Sublessor desires to retain its lease of the Premises and to sublease the Premises to Sublessee, and Sublessee desires to sublease the Premises from Sublessor.

    NOW THEREFORE, in consideration of the covenants and promises set forth in this Agreement, and the mutual benefits to be derived therefrom and herefrom, the parties hereto agree as follows:

    1. DEFINED TERMS. Capitalized terms used in this Sublease Agreement and not otherwise defined in this Sublease Agreement shall have the meanings given to such terms in the Master Lease.

    2. SUBLEASED PREMISES. Subject to the terms and conditions of this Sublease Agreement, Sublessor hereby subleases to Sublessee, the Premises consisting of approximately 11,500 square feet of office and storage space, together with the Common Areas and all other rights appurtenant to such defined portion of the Premises (collectively, and as so defined, the "Subleased Premises").

    3. REPRESENTATIONS AND WARRANTIES BY SUBLESSOR. For the benefit of Sublessee, Sublessor makes the following representations and warranties, each of which may be relied upon by Sublessee, except as and to the extent Sublessee has knowledge to the contrary, as of the date hereof and as of the 1 day of September, 2003 (the "Commencement Date"):

          (a) Subject to the consent of Landlord as specified below, Sublessor has the requisite corporate power and authority, and has been duly authorized, to execute this Sublease Agreement.

          (b) To Sublessor's knowledge, the Master Lease is in full force and effect, the Master Lease has not been amended or modified in any manner, no event of default by Sublessor exists under the Master Lease, and there is no event or circumstance that has occurred and is continuing that with the passage of time or the giving of notice, or both, would constitute an event of default under the Master Lease.

          (c) To Sublessor's knowledge, Landlord has performed all of its obligations to be performed pursuant to the Master Lease as of the date of this Sublease Agreement, Landlord is not in default under the Master Lease and there is no event or circumstance that has occurred and is continuing that with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Master Lease.

    5. SUBLESSEE REPRESENTATIONS AND WARRANTIES. For the benefit of Landlord and Sublessor, Sublessee hereby represents and warrants to, and agrees with, Landlord and Sublessor as follows, each of which is true and accurate as of the date of the execution of this Sublease Agreement, and each of which will be true and accurate as of the Commencement Date:

          (a) Sublessee has the requisite corporate company power and authority, and has been duly authorized, to execute this Sublease Agreement.

          (b) Sublessee has made independent inquiry and investigation into the transactions contemplated by this Sublease Agreement and, on the basis of such inquiry and investigation, has independently concluded that the transactions contemplated by and under this Sublease Agreement are in the best interests of Sublessee and for full, fair and adequate consideration, such that the transactions contemplated by and under this Sublease Agreement are being made by Sublessee voluntarily, with no duress, and with full understanding of the circumstances.

    6.    TENANCY.

          (a) The "Tenancy" of this Sublease Agreement shall commence on the Commencement Date and shall continue, through September 30, 2004, in accordance with the provisions of this Sublease Agreement. By the execution hereof, Sublessor and Sublessee acknowledge and agree that Sublessor shall have no obligation or liability for the alteration, remediation, modification and/or improvement of the Premises or the Subleased Premises under the Master Lease, by reason of this Sublease Agreement or otherwise, including without limitation in connection with any work required under the Master Lease or in connection with any future occupant of all or any part of the Premises.

          (b) Subleasee shall take possession of subleased premises on August 15, 2003 or at signing of lease prior to that time, in order to make necessary improvements.


    7. RENT. For the use of the Subleased Premises hereunder, Sublessee agrees that:

          (a) Sublessee shall pay to Sublessor, as fixed monthly rent for the Subleased Premises during the Tenancy, without deduction, setoff, notice, or demand (except as specifically provided for in this Sublease Agreement), at the address set forth below, five thousand five hundred and NO/100 Dollars ($5,500.00).

          (b) Unless otherwise instructed in writing by Sublessor, each installment of fixed monthly rent, Additional Rent, and other payments due from Sublessee to Sublessor pursuant to this Sublease Agreement shall be paid to Sublessor on or before the date due (being the first day of each month of the Tenancy, commencing on the Commencement Date) at the office of Sublessor, 12187 South Business Park Drive, Draper, Utah 84020.

          (c) All rent shall be paid in advance on the first day of each month of the Commencement Date. If the Commencement Date begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis, based on a 30-day month, for actual days elapsed.

          (d) Subleasee agrees to provide subleasor with a refundable security deposit of $5,500 upon subleasee taking possession of the premises. This deposit shall be refundable at conclusion of lease terms, less any applicable expenses, as per this lease agreement.

          (e) Subleasor agrees to provide subleasee internet access for one hundred fifty and NO/100 dollars ($150.00) per month for one (1) year or until subleasee obtains another source for their internet access.


    8. Late Charges; Default Interest. If any monthly rent, Additional Rent, or other charge, expense, or other amount due and payable hereunder by Sublessee to Sublessor is not paid as and when due, then, without limitation, such unpaid amount shall bear interest from the due date until paid, both before and after judgment, at the rate of ten percent (10%) per annum. Further, if any monthly rental payment or any payment required to be made pursuant to this Sublease Agreement is not paid within any applicable notice and cure period after the same becomes due, Sublessee shall pay to Sublessor a late charge in an amount equal to five percent (5%) of any such overdue payment amount. The provisions for such default interest and late charges shall be in addition to all of the parties' other rights and remedies hereunder or at law and shall not be construed as, in any case, a penalty.

    9.    USE OF SUBLEASED PREMISES; signage and parking:   Sublessor and
Sublessee agree as follows:

          (a) The Subleased Premises shall be used and occupied by Sublessee for general office purposes and warehouse use in accordance with customary business practices and applicable law and for no other use or purpose (the "Use").

          (c) Sublessee shall obtain at its sole cost and expense all necessary licenses and permits necessary to conduct the Use;

          (d) Sublessee shall operate only such services as are necessary for or incidental to the Uses.

          (e) Sublessee may utilize office furniture currently located on the Subleased Premises, as identified on attached Exhibit "C". Sublessee shall be responsible for maintaining, repairing and replacing such furniture to ensure that such furniture is returned to Sublessor in its pre-sublease condition at the end of the Tenancy, ordinary wear and tear excepted. The costs for repair or replacement of damaged or destroyed furniture shall be borne entirely by Sublessee.

          (f) Sublessee shall, at Sublessee's sole cost and expense, comply with all laws, ordinances, regulations or orders of any federal, state, county or municipal or other public authority applicable to Sublessee or affecting the Subleased Premises and the Common Access Areas, including but not limited to occupational health and safety, hazardous waste and substances, sudden or non-sudden pollution and environmental matters, in connection with the Use.

          (g) Sublessee will not commit any waste on the Subleased Premises, nor permit any obnoxious odors or noise to emanate from the Subleased Premises, nor shall it use or permit the use of the Subleased Premises in violation of any present or future law of the United States or of the State of Utah, or in violation of any municipal or county ordinance or regulation applicable thereto. Sublessee shall promptly notify Landlord and Sublessor of Sublessee's receipt of any notice of a violation of any such law, standard or regulations.

          (h) Sublessee may install on the Subleased Premises any trade fixtures and equipment reasonably necessary for Sublessee's Use of the Subleased Premises, which shall remain Sublessee's personal property. Sublessee may remove any such trade fixtures and equipment at any time during the Tenancy, but shall repair any damage to the Premises or the Building caused by the installation or removal of such trade fixtures and equipment.

          (i) Sublessee shall be entitled to building directory, elevator access and doorway signage, to the extent available to Sublessor or other tenants of the Building and reasonably necessary or appropriate to indicate Sublessee's Use, but, otherwise, shall not have any other signage rights in respect of the Use under the Master Lease or otherwise.

          (j) Sublessee shall be entitled to utilize parking spaces in the Common Area, as part of the Subleased Premises, without additional rent.

          (k) Sublessee shall be permitted to place and maintain signage on any exterior door, wall, or window of the Subleased Premises; provided, however, no signage may be placed by Sublessee without first obtaining Sublessor's written approval and consent, said approval and consent not to be unreasonably withheld or delayed. Sublessee shall be responsible for all costs of placing and maintaining such approved signage.

          (l) Notwithstanding Sublessor's sublease of the Subleased Premises to Sublessee under this Sublease Agreement, Sublessor shall be solely responsible for and shall timely pay each installment of Base Rent, Tenant's proportionate share of Additional Rent, utilities, taxes and all other amounts which become due and payable by Tenant under the Master Lease.

          (m) Notwithstanding Sublessor's sublease of the Subleased Premises to Sublessee under this Sublease Agreement, Sublessor shall fully and timely perform all obligations required by Sublessor to be performed under the Master Lease, and shall, at all times, comply with all provisions of applicable law.

    10. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease Agreement or sublet all or any part of the Subleased Premises without the prior written consent of Sublessor (and the consent of Landlord), which consent, subject to and consistent with the terms and conditions of Paragraph 16 of the Master Lease, may be withheld, in Sublessor's and/or Landlord's sole discretion; provided that, in the event of any request for such assignment or sublease, Sublessor may, in lieu of any such consent, terminate this Sublease as to that part or all of the Subleased Premises proposed to be assigned or subleased; provided further that Sublessee shall not be released from its obligations under this Sublease Agreement in the event of any such assignment or sublease.

    11. DEFAULT AND REMEDIES. Sublessor and Sublessee further covenant and agree as follows:

          (a) Sublessee shall be deemed to be in default of this Sublease Agreement upon the failure to pay rent (and/or any other amounts due and payable hereunder) when due according to the terms of this Sublease Agreement.

          (b) Other than as set forth in subparagraph 11(a) above, a party shall be deemed to be in default of this Sublease Agreement only upon the expiration of five (5) days from receipt of written notice from the other party specifying the particulars in which such party has failed to perform the obligations of this Sublease Agreement, unless such party, prior to the expiration of said five (5) days, has rectified the particulars specified in said notice of default; provided that, notwithstanding the foregoing, such party shall not be deemed to be in default if such failure (except a failure to pay money) cannot be rectified within said five (5) day period and such party is using good faith and its best efforts to rectify the particulars specified in the notice of default and, in any case, shall cure any such failure within fifteen (15) days following any such notice of default.

          (c) In addition to the remedies specifically set forth in this Sublease Agreement, Sublessor and Sublessee shall have all other remedies provided by law or statute to the same extent as if fully set forth herein word for word. No remedy herein conferred upon, or reserved to Sublessor or Sublessee shall exclude any other remedy herein or by law provided, but each shall be cumulative.

          (d) If Sublessee is in default, Sublessor may, upon two (2) days' prior written notice to Sublessee (in addition to the notice required under subparagraph 11(b)), terminate this Sublease Agreement.

          (e) Should Sublessee elect to terminate this Sublease Agreement, subject to any limitations under applicable Utah law, Sublessor may recover from Sublessee any unpaid rent which had been earned at the time of such termination and any other amounts necessary to compensate Sublessor for all detriment caused by Sublessee's failure to perform its obligations under this Sublease Agreement or which in the ordinary course would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Sublessor in (A) retaking possession of the Subleased Premises, including reasonable attorneys' fees therefor, (B) maintaining or preserving the Subleased Premises after any default, (C) preparing the Subleased Premises for reletting to a new sublessee, including repairs or alterations to the Subleased Premises, (D) leasing commissions, or (E) any other costs necessary or appropriate to relet the Subleased Premises

          (f) If the defaulting part is Sublessor, Sublessee may also terminate this Sublease Agreement upon thirty (30) days' prior written notice to Sublessor (in addition to the notice required under subparagraph 11(b)).

          (g) If a party is in default, the other party shall have the right, upon an additional five (5) days prior written notice to the defaulting party, to cure such default on behalf of the defaulting party and, in connection therewith, do all work and make all payments deemed reasonably necessary or appropriate by such curing party, including payment of reasonable costs (including reasonable attorneys' fees) and charges in connection with any legal action which may have been commenced or threatened (except that in case of an emergency, prior notice need not be given for a party to exercise its rights hereunder), and all sums so expended by a curing party shall be paid by the defaulting party on demand.

    12. CASUALTY AND CONDEMNATION. If there is a taking by eminent domain within the coverage of Paragraph 25 of the Master Lease (a "Taking") or any casualty loss within the coverage of Paragraph 25 of the Master Lease, which in either case affects the Subleased Premises and, as a result of such Taking or casualty loss, the "Tenant" under the Master Lease has the option to terminate the Master Lease, Sublessee shall have the right to terminate this Sublease Agreement upon thirty (30) days' written notice to Sublessor. In no event will Sublessor agree to, or exercise any right to, terminate the Master Lease under Paragraph 11 of the Master Lease without the prior written consent of Sublessee, in Sublessee's sole and absolute discretion, unless Sublessee has first exercised the right granted in this Paragraph 11 to terminate the Sublease Agreement.

    13. INSURANCE. Unless and as and to the extent the Sublessee shall determine, in its sole discretion, to self-insure, from and after the date of delivery of the Leased Premises to Sublessee, Sublessee will carry and maintain at Sublessee's sole cost and expense the following types of insurance, in the amounts specified and in the form hereinafter provided for, and shall, upon request, provide Landlord or Sublessor with a certificate evidencing such insurance.

          (a) Sublessee shall obtain and keep in effect the following insurance, at Sublessee's sole cost and expense.

                 (i) Insurance upon all property situated in the Subleased Premises owned by Sublessee or for which Sublessee is legally liable.

                 (ii) Lessee Improvements Property Damage. Sublessee shall be responsible for obtaining and paying for such insurance as Sublessee may desire on Sublessee's trade fixtures and personal property from time to time in or upon the Leased Premises, and Sublessor shall not be liable for damage to or loss or theft of property of Sublessee or others.

                 (iii) Commercial General Liability insurance including fire, legal liability and contractual liability insurance coverage with respect to the Building and the Subleased Premises. The coverage is to include activities and operations conducted by Sublessee and any other person performing work on behalf of Sublessee and those for whom Sublessee is by law responsible. Such insurance shall be written on a comprehensive basis with inclusive limits of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) combined single limit of liability for each occurrence for bodily injury and property damage which amounts may be changed by consent of both parties in future years. The limit of said insurance shall not, however, limit the liability of Sublessee hereunder. Each of Sublessor and Sublessee shall be named as an additional insured on this liability policy arising out of Sublessee's occupancy and/or negligent use of the Subleased Premises and/or the Building.

                 (iv) Any other form of insurance as Sublessee, Sublessor, Landlord, or Landlord's Lender may from time to time mutually agree is reasonable and/or as may be otherwise required of a tenant under the Master Lease, including without limitation workers compensation insurance with no less than the limits required by Utah law. Such insurance shall be in the form, amounts and for the risks which a prudent tenant of the Subleased Premises would insure.

          (b) All policies of insurance required by the terms of this Sublease Agreement shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding an act or negligence of Landlord or Sublessor that might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of subrogation, counterclaim or deductions against Landlord or Sublessor.

          (c) Sublessee shall deliver to Sublessor and Landlord the certificates of insurance for the insurance required to be carried by Sublessee, which, except for the insurance described in subparagraph a(ii), above, of this Paragraph 13, shall have attached an additional insured endorsement, in a form reasonably satisfactory to Sublessor, and Landlord, and a standard waiver of subrogation endorsement. If Sublessee provides any of the required insurance through blanket policies covering more than one location, then Sublessee shall furnish Sublessor with a Certificate of Insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date, at least fifteen (15) days prior to the expiration of each such policy. All such policies shall contain a provision that such policies will not be cancelled or materially amended, or the scope thereof or limits of coverage thereof or limits reduced, without at least thirty (30) days prior written notice by registered mail to Sublessor and Landlord.

          (d) If Sublessee fails to secure or maintain any insurance coverage required of it by the terms of this Sublease Agreement or fails to self-insure, in Sublessee's sole discretion, Sublessor may, without obligation purchase such insurance coverage required at Sublessee's expense. Sublessee shall promptly reimburse Sublessor for any monies so expended.

    Landlord, Sublessee and Sublessor hereby mutually release and waive their entire right of recovery against the other party for any and all loss or damage to the improvements, all personal property of Sublessee, and any installations, betterments or improvements added to the building by Sublessee, where such loss results from fire, is occasioned, caused or incurred by, or results from fire, windstorm, hail, explosion, riot attending strike, civil commotion, aircraft, vehicles, smoke and vandalism and all other perils which are insured (either by self insurance or otherwise) against under the terms and conditions of this Sublease Agreement, whether said loss occurred or was caused by the negligence of the Landlord, Sublessee or Sublessor, their respective agents, servants, employees, subleases or concessionaires, or otherwise, as and to the extent any such insurance covers any such loss or damage, and Landlord, Sublessor and Sublessee each further warrant that insurance companies insuring Landlord, Sublessor or Sublessee shall have no rights against the other, whether by assignment, subrogation or otherwise; provided that, notwithstanding the foregoing, willful misconduct of a criminal nature lawfully attributable to a party shall, to the extent that said conduct contributes to loss or damage, not be excused under this Paragraph.

    14. INCREASE IN FIRE INSURANCE PREMIUMS. Sublessee agrees that it will not at any time during the Tenancy carry any stock of goods or do anything in or about the Leased Premises which will in any way tend to increase the insurance rates upon the Building. Sublessee agrees to pay to Sublessor forthwith upon demand the amount of any verified increase in premiums for insurance against loss by fire that may be charged during the Tenancy of this Lease on the amount of insurance to be carried by Sublessor on the Building resulting from the foregoing or from Sublessee doing any act in or about the Leased Premises which does so increase the insurance rates, whether or not Sublessor shall have consented to such act on the part of Sublessee. If Sublessee installs upon the Leased Premises any electrical equipment which constitutes an overload on the electrical lines of the Leased Premises (and Landlord has otherwise complied with the terms of Paragraph 11 hereof), Sublessee shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereof, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

    Sublessor agrees that it will not at any time during the Tenancy carry any stock of goods or do anything in or about the Leased Premises which will in any way tend to increase the insurance rates of the Sublessee for its trade fixtures and personal property. Sublessor agrees to pay to Sublessee forthwith upon demand the amount of any verified increase in premiums for insurance against loss by fire that may be charged during the Tenancy of this Sublease Agreement on the amount of insurance to be carried by Landlord on the Subleased Premises resulting from the foregoing or from Sublessor doing any act in or about the Subleased Premises which does so increase the insurance rates, whether or not Sublessee shall have consented to such act on the part of Sublessor. If Sublessor installs upon the Leased Premises any electrical equipment which constitutes an overload on the electrical lines of the Leased Premises (and Sublessee has otherwise complied with the terms of Paragraph 11 hereof), Sublessor shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereof, but nothing herein contained shall be deemed to constitute Sublessee's consent to such overloading.

    15. ADDITIONAL COVENANTS AND AGREEMENTS. In addition, Sublessor and Sublessee covenant and agree as follows:

          (a) Sublessor shall remain liable for all of the obligations of the Tenant under the Master Lease. Sublessor shall timely pay and perform all of the "Payment Obligations" (defined below), conditioned only upon timely payment by Sublessee to Sublessor of the amounts due and owing by Sublessee to Sublessor pursuant to this Sublease Agreement. Sublessor shall timely perform all of the terms and conditions of the Master Lease as they relate to the Premises. As used in this Sublease Agreement, the term "Payment Obligations" refers to any and all obligations of Sublessor to pay any amount to Landlord under the Master Lease.

          (b) Sublessor hereby indemnifies, holds harmless and agrees to defend Sublessee from and against any and all losses, injury, obligations, claims, damages, judgments, and injuries of any nature on account of any breach by Sublessor of the obligations of Sublessor under this Sublease Agreement or the Master Lease, including without limitation, on account of any breach by Sublessor of the Payment Obligations, except to the extent that Sublessor is prevented from performing any such obligations by a breach of this Sublease Agreement by Sublessee. Sublessor's obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or termination of this Sublease Agreement, as to claims arising or accruing prior to the expiration or termination of this Sublease Agreement.

          (c) Sublessee hereby indemnifies, holds harmless and agrees to defend Sublessor from and against any and all losses, injury, obligations, claims, damages, judgments, and injuries of any nature on account of any breach by Sublessee of the obligations of Sublessee under this Sublease Agreement, except to the extent that Sublessee is prevented from performing any such obligations by a breach of this Sublease Agreement by Sublessor. Sublessee's obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or termination of this Sublease Agreement, as to claims arising or accruing prior to the expiration or termination of this Sublease Agreement.

          (d) Except as may be otherwise required under the Master Lease, Sublessor agrees, upon reasonable, advance written request of Sublessee specifying the particulars thereof, to enforce the terms of the Master Lease to the extent reasonably necessary to cause Landlord to perform its obligations under the Master Lease, as they relate to the Subleased Premises, for the benefit of Sublessee.

          (e) If there are inconsistencies in the terms of this Sublease Agreement and the terms of the Master Lease, as between Sublessor and Sublessee, the terms of this Sublease Agreement shall control.

          (f) To the extent that the Master Lease grants rights and benefits to the "Tenant" under the Master Lease, Sublessee may exercise, enforce, and enjoy all such rights as they relate to the Subleased Premises independent of, and without any consent or approval from, Sublessor; provided that any such exercise shall not adversely affect any other use of or interest in the Subleased Premises.

          (g) Other than the Payment Obligations, Sublessee assumes and agrees to perform the Lessee's obligations under the Master Lease during the Tenancy, to the extent that such obligations are applicable to the Subleased Premises. Sublessee shall not commit or suffer any act or omission that will violate or constitute a default under any of the provisions of the Master Lease.

          (h) Conditioned only upon compliance by Sublessee with the terms and conditions of this Sublease Agreement, Sublessor covenants that Sublessee shall have quiet and peaceful possession of the Subleased Premises during the Sublessee Business Hours throughout the Tenancy, without, except as and to the extent of any rights of Landlord under the Master Lease, interference from Sublessor, anyone acting by, through or under Sublessor.

          (i) If the Master Lease terminates, this Sublease Agreement shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease Agreement; provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease Agreement and/or the Master Lease from and after the date hereof, then the defaulting party shall be liable to the nondefaulting party for actual damages and relocation expenses (out-of-pocket) suffered as a result of such termination, consequential damages and lost profits excepted.

          (j) Sublessee agrees not to permit any lien for monies owing by Sublessee to remain against the Subleased Premises for a period of more than ten (10) days; provided, however, that nothing herein contained shall prevent Sublessee, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Sublessee's operation of the Subleased Premises or costs of improvements by Sublessee on the Subleased Premises, and the postponement of payment of such claim or claims until such contest shall finally be decided by the courts shall not be a violation of this Sublease Agreement or any covenant hereof; provided that during such contest, upon Sublessor's request, Sublessee shall deposit with Sublessor such security as Sublessor may reasonably deem necessary to prevent the impairment of the Subleased Premises. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within ten (10) days after discovery of same by Sublessee, Sublessor may at Sublessor's option (but without any obligation so to do) pay or discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the Subleased Premises which Sublessee is obligated hereunder to pay and which have become a lien on the Subleased Premises. Sublessee agrees to repay any sums so paid by Sublessor upon demand therefor, together with interest at the rate of twelve percent (12%) per annum from the date any such payment is made.

          (k) Sublessee or Sublessor, as the case may be, shall at any time upon not less than five (5) days' prior written notice from Sublessor or Sublessee, as the case may be, execute, acknowledge, and deliver to Sublessor or Sublessee, as the case may be, a statement in writing that:

                 (i) Certifies that this Sublease Agreement is unmodified and in full force and effect (or if modified, states the nature of such modification and certifies this Sublease Agreement, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; and

                 (ii) Acknowledges that there are not, to Sublessee's or Sublessor's knowledge, as the case may be, any uncured defaults on the part of Landlord or, as the case may be, Sublessor or Sublessee hereunder, or specifying such defaults if any are claimed.

    Sublessee's or Sublessor's, as the case may be, failure to deliver such statement within such time shall be conclusive upon Sublessee or Sublessor that:

                 (i) This Sublease Agreement is in full force and effect, without modification except as may be represented by Lessor or, as the case may be, Sublessor or Sublessee;

                 (ii) There are no uncured defaults in Lessor's or, as the case may be, Sublessor's or Sublessee's performance; and

                 (iii) Not more than one month's rent has been paid in advance.

          (l) Sublessee acknowledges and agrees that authorizing resolutions, together with signature and incumbency certifications for the individuals signing on behalf of Sublessee shall be delivered by Sublessee to Sublessor concurrently with the execution and delivery of this Sublease Agreement.

    16. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease Agreement, the prevailing party shall be entitled to recover its actual costs of suit and reasonable attorneys' fees.

    17.   MAINTENANCE, REPAIRS AND INSPECTION OF PROPERTY.   Except as
otherwise specified in this Sublease Agreement, the Sublessor or the Landlord will make all necessary structural and exterior repairs to the Subleased Premises and all repair and maintenance of the heating, air conditioning, electrical, and plumbing equipment located in and serving the Subleased Premises, to ensure that the Subleased Premises are reasonably suitable for the Use and in good condition and repair, normal wear and tear excepted, at the expense of the Landlord or Sublessor; provided, however, that if the repairs or maintenance are required by reason of the special requirements, acts, or negligence of the Sublessee or of the agents, employees, patients, or invitees of the Sublessee, then the Sublessor or Landlord shall make the necessary repairs at the expense of the Sublessee, which shall be paid by the Sublessee to the Landlord or Sublessor within ten (10) days of the Lessor's or Lessee's written demand therefor, together with reasonably satisfactory evidentiary documentation thereof. All repairs and replacements will be at least equal to the original work in style, quality, and class.

    Except as otherwise specified herein, the Sublessor shall have no obligation to repair, maintain or replace the interior of the Subleased Premises or any portion thereof, which is intended to be the sole responsibility of the Lessor under the Master Lease. At the expiration or termination of the Sublease Agreement, the Sublessee shall peacefully surrender the Leased Premises and the Parking Facilities, together with all improvements therein (other than moveable furnishings, trade fixtures, equipment, and personal property belonging to the Sublessee and not affixed to the Leased Premises) to the Lessee in a condition as good as when received by the Lessee, reasonable wear and tear and damage by acts of nature or the elements excepted.

    18.   COMMON AREAS; COMMON AREA MAINTENANCE.

          (a) The Landlord and Sublessor represent, warrant and covenant to the Sublessee that, except and only to the extent that the same shall be reasonably necessary or appropriate for Use of the Subleased Premises by and for the benefit of the Sublessee, and the Sublessee's employees, customers, invitees, licensees, agents and representatives in connection with the Use, during the Tenancy, the Sublessee shall have right to the nonexclusive use and enjoyment of the "Common Areas" reasonably necessary or appropriate for access to and Use of the Subleased Premises. Except for the purposes specified in this paragraph, the Sublessor shall not be deemed or construed to be a legal or beneficial owner of the Building or any part thereof, but the Sublessor shall use its best reasonable efforts to ensure that the Sublessee shall not be deprived of and shall be entitled (for purposes of the Use) to nonexclusive use of and have access to the Common Areas and the Subleased Premises during the Tenancy.

          (b) Sublessee shall pay to Sublessor as Additional Rent its prorata share (based upon the number of square feet comprising the Subleased Premises) of all common area maintenance and repair costs and all taxes assessed against the Premises that are required to be paid by Sublessor under the Master Lease.

    19. UTILITY COSTS. Sublessee shall pay, on a monthly basis, all utility costs associated with Sublessee's Use of the Subleased Premises. Sublessee shall pay all such utility costs to Sublessor within ten (10) days after Sublessee's receipt of Sublessor's invoice itemizing all such utility charges.

    21. TELEPHONE / TELECOMMUNICATION EXPENSES. Sublessee shall be solely responsible for the installation of and monthly rates for all additional telephone and telecommunication service necessary for Sublessee's Use of the Subleased Premises.

    22. NOTICES. All notices and demands, which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Sublessor to Sublessee shall be sent by United States mail, postage prepaid, or by an express delivery service which maintains records of deliveries, freight prepaid, addressed to Sublessee at the Subleased Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to Sublessor. All notices and demands by Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, or by an express delivery service which maintains records of deliveries, freight prepaid, addressed to Sublessor at the address set forth herein, and to such other person or place as Sublessor may from time to time designate in a notice to Sublessee. The date that notice is deemed to have been given, received and become effective shall be the date of actual receipt, if the notice is sent by express delivery service and four days following deposit in the United States mail, if the notice is sent through the United States mail.

If to Sublessor:                     with a copy to:

Flexpoint Holdings, L.L.C.
106 West 12200 South
Draper, Utah 84020

If to Sublessee:                     with a copy to:

ORTHO DEVELOPMENT GROUP, INC.        STOEL RIVES LLP
12187 South Business Park Drive      201 South Main Street, Suite 1100
Draper, Utah 84020                   Salt Lake City, Utah
Attention: Tom Waddoups              Attention:  Nile W. Eatmon, Esq.

    23. CONSTRUCTION OF SUBLEASE; FURTHER UNDERSTANDINGS. Sublessor and Sublessee, in furtherance of this Sublease Agreement, acknowledge and agree that:

          (a) Words of any gender used in this Sublease Agreement shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. Interpretation, construction and performance of this Sublease Agreement shall be governed by the laws of the State of Utah.

          (b) This Sublease Agreement shall be governed by and construed in accordance with the laws of the State of Utah. For purposes of this Sublease Agreement, "force majeure" shall mean any delay caused by reason of a strike, labor trouble, acts of nature or any other cause beyond the reasonable control of a responsible party (financial inability excepted), where such party is otherwise without fault.

          (c) The paragraph headings as to the contents of particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

          (d) The covenants and agreements contained in the within Sublease Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives, subject to the restrictions contained herein on assignments by Sublessee.

          (e) Except as and to the extent otherwise specified in this Sublease Agreement, this Sublease Agreement is not intended and shall not be deemed to amend, modify, terminate or relinquish any other right or obligation of Sublessor or Lessor under the Master Lease.

          (f) The failure of a party to insist upon strict performance of any of the terms, covenants, conditions or agreements contained herein shall not be deemed a waiver of any rights or remedies that said party may have, and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms, covenants, conditions or agreements contained herein.

          (g) Nothing herein contained shall be deemed or construed as creating a relationship of principal and agent, partnership or joint venture between the parties, it being agreed that neither the method of computation or payment of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties other than the relationship of landlord and tenant. Any obligation or liability whatsoever of Sublessor, which may arise at any time under this Sublease Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

          (h) This Sublease Agreement sets forth all terms, covenants, conditions, agreements, and understandings between Sublessor and Sublessee concerning the Subleased Premises, and Sublessor shall have no liability to Sublessee for any representations, warranties or covenants made in respect of the Subleased Premises by any other person or entity, including without limitation Landlord. No subsequent modification, amendment, or change in this Sublease Agreement shall be binding unless reduced to writing and signed by Sublessor and Sublessee. There are no representations or warranties between the parties pertaining to this Sublease Agreement, except as expressly set forth herein. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease Agreement or any exhibits or amendments hereto.

[signature page follows; remainder of page intentionally left blank]







     IN WITNESS WHEREOF, this Sublease Agreement has been executed and delivered by the undersigned as of the date first above written.

                             SUBLESSOR:

                             ORTHO DEVELOMENT CORPORATION, a Utah  corporation


                                  /s/ Thomas G. Waddoups
                             By:_____________________________________________
                                           Thomas G. Waddoups
                             Printed Name:___________________________________
                             Title:__________________________________________

                             Dated this 22 day of August, 2003.



                             SUBLESSEE:

                             Flexpoint Holdings L.L.C., a Utah company

                                 /s/ Jules A. DeGreef
                             By:_____________________________________________
                                            Jules A. DeGreef
                             Printed Name:___________________________________
                             Title:__________________________________________

                             Dated this 22 day of August, 2003.


                        LANDLORD'S CONSENT

    Landlord hereby consents to Sublessor's sublease of the Subleased Premises in accordance with the terms and conditions of this Sublease Agreement.

                             FGBP
                             a Utah L.L.C.


                             By /s/ Alan Wheatley
                               ______________________________________________


                                           Alan Wheatley
                             Printed Name:___________________________________
                             Title:__________________________________________

                             Dated this 22 day of August, 2003.


EXHIBIT "A" Master Lease Agreement
EXHIBIT "B" Floor Plan
EXHIBIT "C" Office Furniture